Exhibit 1.1

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

Exhibit 1.1 By-laws of EMBRATEL PARTICIPAÇÕES S.A. (Portugese)

ANEXO I

ESTATUTO SOCIAL DA

EMBRATEL PARTICIPAÇÕES S.A.

CAPÍTULO I

DAS CARACTERÍSTICAS DA COMPANHIA

Art. 1º - EMBRATEL PARTICIPAÇÕES S.A. é uma sociedade por ações, controladora da Empresa Brasileira de Telecomunicações S.A. - EMBRATEL.

Art. 2º - A Companhia tem por objeto:

I.	exercer o controle da Empresa Brasileira de Telecomunicações S.A. - EMBRATEL, bem como de suas demais controladas;

II.	promover, realizar ou orientar a captação, em fontes internas e externas, de recursos a serem aplicados pela Companhia ou pela EMBRATEL ou suas demais controladas;

III.
promover e estimular atividades de estudos e pesquisas visando ao desenvolvimento do setor de serviços de telecomunicações de longa distância em âmbito nacional e internacional, incluindo serviços de transmissão de voz, textos, dados, imagens e telemática;

IV.
executar, através da EMBRATEL ou outras sociedades controladas ou coligadas, serviços de telecomunicações de longa distância em âmbito nacional e internacional, incluindo serviços de transmissão de voz, textos, dados, imagens e telemática;

V.
promover, estimular e coordenar, através de suas sociedades controladas ou coligadas, a formação e o treinamento do pessoal necessário ao setor de serviços de telecomunicações de longa distância em âmbito nacional e internacional, incluindo serviços de transmissão de voz, textos, dados, imagens e telemática;

VI.	realizar ou promover importações de bens e serviços para a EMBRATEL ou suas demais sociedades controladas e coligadas;

VII.	exercer outras atividades afins ou correlatas ao seu objeto social; e

VIII.	participar do capital de outras sociedades.

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

Art. 3º - A Companhia tem sede na capital do Estado do Rio de Janeiro, sendo o Presidente da Companhia competente para definir sua exata localização.

Parágrafo Único - A Companhia pode criar e extinguir, por decisão de seu Presidente, filiais, agências e sucursais, escritórios, departamentos e representações em qualquer ponto do território nacional e no exterior.

Art. 4º - O prazo de duração da Companhia é indeterminado.

CAPÍTULO II

DO CAPITAL SOCIAL

Art. 5º - O capital social subscrito, totalmente integralizado, é de R$ 2.273.913.387,00 (dois bilhões, duzentos e setenta e três milhões, novecentos e treze mil, trezentos e oitenta e sete reais), representado por 334.399.027.592 (trezentos e trinta e quatro bilhões, trezentos e noventa e nove milhões, vinte e sete mil, quinhentas e noventa e duas) ações, sendo 124.369.030.532 (cento e vinte e quatro bilhões, trezentos e sessenta e nove milhões, trinta mil, quinhentas e trinta e duas) ordinárias nominativas e 210.029.997.060 (duzentos e dez bilhões, vinte e nove milhões, novecentas e noventa e sete mil e sessenta) preferenciais nominativas, todas sem valor nominal.

Art. 6º - A Companhia está autorizada a aumentar seu capital social, mediante deliberação do Conselho de Administração, sempre que as atividades e negócios da Companhia assim o exigirem, até o limite de 700.000.000.000 (setecentos bilhões) de ações, ordinárias ou preferenciais, competindo ainda ao Conselho de Administração definir as condições a que estarão sujeitas tais emissões.

Parágrafo Único - Dentro do limite do capital autorizado de que trata o “caput” deste artigo, a Companhia pode outorgar opção de compra de ações, conforme Plano aprovado em Assembléia Geral, a seus administradores, empregados e a pessoas naturais que prestem serviços à Companhia ou a empresas por ela controladas.

Art. 7º - O capital social é representado por ações ordinárias e preferenciais, sem valor nominal, não havendo obrigatoriedade, em qualquer emissão de ações, de se guardar proporção entre elas, observadas as disposições legais e estatutárias.

Art. 8º - Poderão ser emitidas, sem direito de preferência para os demais acionistas, ações, debêntures ou partes beneficiárias conversíveis em ações, e bônus de subscrição, cuja colocação seja feita por uma das formas previstas no artigo 172 da Lei nº 6.404/76.

Art. 9º - A cada ação ordinária corresponde o direito a um voto nas deliberações da Assembléia Geral.

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

Art. 10 - As ações preferenciais não têm direito a voto, exceto na hipótese do parágrafo segundo do art. 12 deste estatuto, sendo a elas assegurada prioridade no reembolso de capital, sem prêmio, e (a) prioridade no pagamento de dividendos mínimos, não cumulativos, de 6% (seis por cento) ao ano, sobre o valor resultante da divisão do capital subscrito pelo número total de ações da Companhia, ou (b) recebimento de dividendo 10% (dez por cento) maior do que o atribuído a cada ação ordinária, prevalecendo sempre o que for maior no confronto entre as hipóteses (a) e (b).

Parágrafo Único - As ações preferenciais adquirirão o direito a voto se a Companhia, por um prazo de 3 (três) anos consecutivos, deixar de pagar os dividendos mínimos a que façam jus nos termos do “caput” deste artigo.

Art. 11 - As ações da Companhia serão escriturais, sendo mantidas em conta de depósito, em instituição financeira autorizada pela Comissão de Valores Mobiliários, em nome de seus titulares, sem emissão de certificados.

CAPÍTULO III

DA ASSEMBLÉIA GERAL

Art. 12 - A Assembléia Geral tem a competência para deliberar acerca das matérias expressamente previstas na Lei nº 6.404/76.

§ 1º - Compete, ainda, à Assembléia Geral aprovar previamente a celebração de quaisquer contratos de longo prazo entre a Companhia ou suas controladas, de um lado, e o acionista controlador ou sociedades controladas, coligadas, sujeitas a controle comum ou controladoras deste último, ou que de outra forma constituam partes relacionadas à Companhia, de outra parte, salvo quando os contratos obedecerem a cláusulas uniformes.

§ 2º - Sem prejuízo do disposto no § 1º do art. 115 da Lei nº 6.404/76, os titulares de ações preferenciais terão direito a voto nas deliberações assembleares referidas no parágrafo primeiro deste artigo, assim como naquelas referentes à alteração ou revogação dos seguintes dispositivos estatutários:

I.	Parágrafo 1º do art. 12;
II	Parágrafo Único do art. 13; e
III.	Art. 41.

Art. 13 - A Assembléia Geral será convocada pelo Conselho de Administração, cabendo ao seu Presidente, ou ao seu Vice-Presidente, na forma estabelecida no Artigo 20 abaixo, consubstanciar o respectivo ato. A Assembléia Geral também poderá ser convocada de acordo com o Parágrafo Único do Art. 123 da Lei nº 6.404/76.

Parágrafo Único - Nas hipóteses do art. 136 da Lei nº 6.404/76, a primeira convocação da Assembléia Geral será feita com 30 (trinta) dias de antecedência, no mínimo, e com antecedência mínima de 10 (dez) dias, em segunda convocação.

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

Art. 14 - A Assembléia Geral será instalada e presidida pelo Presidente do Conselho de Administração da Companhia, ou por seu Vice-Presidente, conforme previsto no Artigo 20 abaixo, que procederá à eleição do secretário, escolhido dentre os acionistas presentes.

Art. 15 - Dos trabalhos e deliberações da Assembléia Geral será lavrada ata, assinada pelos membros da mesa e pelos acionistas presentes, que representem, no mínimo, a maioria necessária para as deliberações tomadas.

§ 1º - Salvo decisão contrária pelo Presidente da Assembléia, a ata será lavrada na forma de sumário dos fatos.

§ 2º - Salvo deliberação em contrário da Assembléia, as atas serão publicadas com omissão das assinaturas dos acionistas.

CAPÍTULO IV

DA ADMINISTRAÇÃO DA COMPANHIA

Art. 16 - A Administração da Companhia será exercida pelo Conselho de Administração e pela Diretoria.

S E Ç Ã O I
DO CONSELHO DE ADMINISTRAÇÃO

Art. 17 - Além das matérias que lhe comete a lei, bem como aquelas previstas no Artigo 6º deste estatuto, compete ao Conselho de Administração:

I.	aprovar os planos gerais da Companhia;

II.
aprovar o Regimento Interno da Companhia, definindo sua estrutura organizacional, especificando as atribuições de cada diretor e fixando os limites das autorizações a que se referem os itens VII, VIII, IX e X deste Artigo, observadas as disposições legais e estatutárias;

III.	autorizar a aquisição de ações de emissão da Companhia, para efeito de cancelamento ou permanência em tesouraria e posterior alienação;

IV.	Deliberar sobre a emissão de debêntures simples, não conversíveis em ações e sem garantia real;

V.
Deliberar, por delegação da Assembléia Geral quando da emissão de debêntures pela Companhia, sobre a época e as condições de vencimento, amortização ou resgate, a época e as condições para pagamento dos juros, da participação nos lucros e de prêmio de reembolso, se houver, e o modo de subscrição ou colocação bem como os tipos de debêntures;

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

VI.	autorizar a emissão de notas promissórias comerciais ("commercial papers");

VII.	autorizar a venda, comodato, doação, aluguel ou constituição de ônus de quaisquer ativos fixos da Companhia cujo valor exceda o limite estabelecido no Regimento Interno da Companhia;

VIII.
autorizar a contratação de empréstimos, assunção de dívida ou prestação de garantias pela Companhia em favor de terceiros, exceto no caso de operações contratadas com e/ou garantias prestadas em favor de sociedades controladas pela Companhia, cujo valor exceda o limite estabelecido no Regimento Interno da Companhia;

IX.	autorizar a celebração de contratos ou a prática de outros atos que resultem em obrigações para a Companhia em limite superior àquele estabelecido no Regimento Interno da Companhia;

X.
autorizar a constituição e a extinção de subsidiárias integrais e/ou Controladas da Companhia, a aquisição e a alienação de participações acionárias da Companhia no capital de outras sociedades na qualidade de sócia, acionista ou quotista, bem como a aquisição e a alienação de investimentos ou direitos que possam ser classificados como investimento no ativo permanente da Companhia, cujo valor exceda o limite estabelecido no Regimento Interno da Companhia;

XI.	autorizar a distribuição de dividendos intermediários, bem como o levantamento de balanço e distribuição de dividendos em períodos menores, na forma prevista na legislação aplicável;

XII.	elaborar a política interna da Companhia relativa à divulgação de informações ao Mercado;

XIII.	submeter os contratos referidos no § 1º do Artigo 12 deste estatuto à deliberação da Assembléia Geral, assegurando que suas subsidiárias façam o mesmo;

XIV.	indicar os representantes da Companhia nos órgãos de administração de sociedades nas quais tenha participação;

XV.	escolher e destituir os auditores independentes da Companhia;

XVI.	administrar o Plano de Opção de Compra de Ações aprovado pela Assembléia Geral;

XVII.	definir os termos e condições de quaisquer aumentos de capital dentro do capital autorizado; e

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

XVIII.	deliberar sobre quaisquer assuntos que não sejam de competência privativa da Assembléia Geral, nos termos da Lei nº 6.404/76.

Art. 18 - O Conselho de Administração será composto de 7 (sete) membros, eleitos e destituíveis a qualquer tempo pela Assembléia Geral.

Art. 19 - Eleitos pela Assembléia Geral, os membros do Conselho de Administração terão mandato de 3 (três) exercícios anuais, considerando-se exercício anual o período compreendido entre 2 (duas) Assembléias Gerais Ordinárias, sendo permitida a reeleição.

Art. 20 – O Conselho de Administração elegerá seu Presidente e Vice-Presidente. O Presidente e o Vice-Presidente substituirão automaticamente um o outro em suas ausências temporárias, impedimentos, sem que haja necessidade de delegação formal de poderes. Ao substituto serão conferidos todos os poderes e autoridade do substituído, sem exceções.

Art. 21 - Observado o disposto no Art. 20 acima, em caso de vacância de cargo no Conselho de Administração, seu substituto será indicado pelos Conselheiros remanescentes e exercerá suas funções até a próxima Assembléia Geral Ordinária. Em caso de vacância da maioria dos cargos, será convocada Assembléia Geral para deliberar acerca da eleição de tais membros. Neste caso, os novos Conselheiros eleitos completarão o mandato dos Conselheiros substituídos.

Parágrafo Único - Caso a vacância da maioria dos membros do Conselho inclua o Presidente e o Vice-Presidente, qualquer membro do Conselho de Administração poderá convocar e presidir tal Assembléia Geral.

Art. 22 - O Conselho de Administração reunir-se-á sempre que convocado por seu Presidente, pelo Vice-Presidente ou por quaisquer dois de seus membros, lavrando-se ata de suas deliberações.

§ 1º - A reunião do Conselho de Administração poderá ser instalada e deliberar validamente acerca dos assuntos de sua competência, desde que presentes a maioria dos Conselheiros eleitos.

§ 2º - Independentemente de qualquer formalidade, será considerada regular a reunião do Conselho de Administração a que comparecerem todos os seus membros.

Art. 23 - As deliberações do Conselho de Administração serão tomadas pela maioria absoluta dos votos dos Conselheiros em exercício, tendo o Presidente, além do voto comum, o de qualidade, e cabendo ao Presidente, ou seu Vice-Presidente, ou ao Secretário baixar os atos que consubstanciem essas deliberações, quando for o caso.

Art. 24 - Os Conselheiros poderão constituir procuradores com poderes para votar em seu nome nas reuniões do Conselho de Administração, desde que tal procurador seja também um membro do Conselho, e ainda que o instrumento de mandato especifique o voto do membro ausente.

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

Art. 25 - As reuniões do Conselho de Administração poderão ser realizadas através de teleconferência, videoconferência ou qualquer outro meio eletrônica ou tecnologicamente disponível. Os membros do Conselho poderão expressar seu voto em tal reunião através de carta, declaração ou mensagem encaminhada à Companhia, anteriormente ou durante a realização da reunião, por fax, telex, correio eletrônico ou qualquer outro meio eletrônica ou tecnologicamente disponível. O Conselheiro, agindo conforme disposto acima, será considerado presente à reunião, e seu voto será considerado válido para todos os efeitos legais, e incorporado à ata da referida reunião.

S E Ç Ã O II
DA DIRETORIA

Art. 26 - A Diretoria será composta de um mínimo de 2 (dois) e um máximo de 9 (nove) Diretores, sendo um deles o Presidente e outro o Vice-Presidente, não tendo os demais qualquer designação, eleitos e destituíveis a qualquer tempo pelo Conselho de Administração. Um dos Diretores da Companhia será o Diretor de Relações com Investidores.

Art. 27 - É de 3 (três) exercícios anuais o mandato da Diretoria, permitida a reeleição.

Parágrafo Único - Para os efeitos deste artigo, considera-se como exercício anual o período compreendido entre duas assembléias gerais ordinárias.

Art. 28 - Em suas ausências e impedimentos, o Presidente será substituído pelo Vice-Presidente, independentemente de qualquer designação, e o Vice-Presidente será substituído pelo Presidente. Na ausência ou impedimento de quaisquer outros Diretores, seu substituto será indicado pelo Presidente. Em caso de vacância de qualquer dos cargos de Diretoria, o Conselho de Administração elegerá um novo Diretor.

Art. 29 - Compete aos membros da Diretoria, observada a necessidade de prévia autorização do Conselho de Administração para os casos previstos neste estatuto, representar a Companhia conforme descrito nos parágrafos abaixo.

§ 1º - Compete ao Presidente:

i -	a condução de todas as atividades da Companhia, com a colaboração dos demais Diretores;

ii -
isoladamente ou em conjunto com outro Diretor ou com um procurador, representar a Companhia, em Juízo ou fora dele, em todos os atos necessários à condução do objeto social da Companhia, bem como perante suas controladas, acionistas e o público em geral, e no relacionamento com quaisquer entidades governamentais e/ou regulatórias;

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

iii -
nomear procuradores e designar prepostos da Companhia, definindo nos respectivos instrumentos os poderes outorgados e o prazo do mandato, o qual não poderá ser superior a um ano, exceto quanto àqueles outorgados para representação judicial, os quais poderão vigorar por prazo indeterminado;

iv. -	criar e extinguir filiais, agências e sucursais, escritórios, departamentos e representações da Companhia em qualquer ponto do território nacional e no exterior.

§ 2º - Compete ao Vice-Presidente:

i -     na ausência ou impedimento do Presidente, a condução de todas as atividades da Companhia, com a colaboração dos demais Diretores;

ii -
isoladamente ou em conjunto com outro Diretor ou com um procurador, representar a Companhia, em Juízo ou fora dele, em todos os atos necessários à condução do objeto social da Companhia, bem como perante suas controladas, acionistas e o público em geral, e no relacionamento com quaisquer entidades governamentais e/ou regulatórias;

iii -
nomear procuradores e designar prepostos da Companhia, definindo nos respectivos instrumentos os poderes outorgados e o prazo do mandato, o qual não poderá ser superior a um ano, exceto quanto àqueles outorgados para representação judicial, os quais poderão vigorar por prazo indeterminado;

iv -	auxiliar o Presidente no exercício de suas funções, bem como a condução de outras atividades por ele delegadas;

v. -
nas ausências ou nos impedimentos do Presidente, criar e extinguir filiais, agências e sucursais, escritórios, departamentos e representações da Companhia em qualquer ponto do território nacional e no exterior.

§ 3º - Compete ao Diretor de Relações com Investidores:

i -
disponibilizar as informações necessárias à comunidade de Investidores, à Comissão de Valores Mobiliários (CVM), à Securities and Exchange Commission (SEC) norte-americana, bem como às Bolsas de Valores;

ii -	manter atualizados os registros da Companhia na CVM e na SEC, bem como assegurar o cumprimento dos dispositivos regulamentares emitidos por essas Comissões, e aplicáveis à Companhia;

iii -	observar as exigências de disponibilização de informações aplicáveis à Companhia;

iv -	auxiliar o Presidente no exercício de suas funções, bem como a condução de outras atividades por ele delegadas.

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

§ 4º - Os demais Diretores terão os poderes e competências a eles atribuídos pelo Conselho de Administração, podendo, em conjunto de 02 (dois) ou em conjunto com um procurador, representar a Companhia, em Juízo ou fora dele, nos atos necessários à condução do objeto social da Companhia.

§ 5º - A Companhia também será validamente representada por procurador constituído de acordo com o disposto nos Parágrafos 1º e 2º acima, até o limite dos poderes a ele outorgados, nos termos do respectivo instrumento de mandato.

CAPÍTULO V

CONSELHO FISCAL

Art. 30 - O Conselho Fiscal funcionará de modo permanente.

Art. 31 - O Conselho Fiscal será composto de no mínimo 3 (três) e no máximo 5 (cinco) membros, e suplentes em igual número, eleitos e destituíveis pela Assembléia Geral, com observância das normas do Parágrafo 4º do Artigo 161 da Lei nº 6.404/76.

§ 1º - A destituição dos membros do Conselho Fiscal realizar-se-á da mesma forma de sua eleição, vinculando-se cada membro do Conselho Fiscal ao respectivo grupo de acionistas que o tenha eleito.

§ 2º - Eleitos pela Assembléia Geral, os membros do Conselho Fiscal terão o mandato de 1 (um) exercício anual, assim considerado o período compreendido entre 2 (duas) Assembléias Gerais Ordinárias, podendo ser reeleitos.

§ 3º - Os membros do Conselho Fiscal, em sua primeira reunião, elegerão o seu Presidente.

Art. 32 - O Conselho Fiscal se reunirá quando necessário.

§ 1º - Além das formas previstas legalmente, as reuniões do Conselho Fiscal poderão ser convocadas pelo Presidente da Companhia.

§ 2º - Independentemente de quaisquer formalidades, será considerada regularmente convocada a reunião à qual comparecer a totalidade dos membros do Conselho Fiscal.

§ 3º - O Conselho se manifesta por maioria de votos, presente a maioria dos seus membros.

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

§ 4º - As reuniões do Conselho Fiscal poderão ser realizadas através de teleconferência, videoconferência ou qualquer outro meio eletrônica ou tecnologicamente disponível. Os membros do Conselho poderão expressar seu voto em tal reunião através de carta, declaração ou mensagem encaminhada à Companhia, anteriormente ou durante a realização da reunião, por fax, telex, correio eletrônico ou qualquer outro meio eletrônica ou tecnologicamente disponível. O Conselheiro agindo conforme disposto acima será considerado presente à reunião, e seu voto será considerado válido para todos os efeitos legais, e incorporado à ata da referida reunião.

Art. 33 - Os membros do Conselho Fiscal serão substituídos, em suas faltas e impedimentos, pelo respectivo suplente.

Art. 34 - Ocorrendo a vacância do cargo de membro do Conselho, o respectivo suplente ocupará seu lugar; não havendo suplente, a próxima Assembléia Geral procederá à eleição de membro para o cargo vago.

Art. 35 - A remuneração dos membros do Conselho Fiscal será fixada pela Assembléia Geral Ordinária que os eleger, observado o Parágrafo 3º do Artigo 162 da Lei nº 6.404/76.

§ 1º - A remuneração será paga de forma como o for aos membros da Diretoria.

§ 2º - O suplente em exercício fará jus à remuneração do efetivo, no período em que ocorrer a substituição, contado mês a mês.

CAPÍTULO VI

DO EXERCÍCIO SOCIAL E DAS DEMONSTRAÇÕES FINANCEIRAS

Art. 36 - O exercício social terá a duração de 12 (doze) meses, iniciando-se a 1º (primeiro) de janeiro de cada ano e terminando no último dia do mês de dezembro.

Art. 37 - Juntamente com as demonstrações financeiras, os órgãos da administração da Companhia apresentarão à Assembléia Geral Ordinária proposta sobre a destinação do lucro líquido do exercício.

§ 1º - Os lucros líquidos terão a seguinte destinação:

i)	5% (cinco por cento) para a reserva legal, até atingir 20% (vinte por cento) do capital social integralizado;

ii)
25% (vinte e cinco por cento) do lucro líquido acrescido ou diminuído dos valores referidos nas alíneas a) e b) do inciso I do art. 202 da Lei nº 6.404/76 serão obrigatoriamente distribuídos como dividendo mínimo obrigatório a todos os acionistas, respeitado o disposto no artigo seguinte, sendo este valor aumentado até o montante necessário para o pagamento do dividendo prioritário das ações preferenciais.

Ata da Assembléia Geral Extraordinária da Embratel Participações S.A. realizada em 30.12.2002

§ 2º - Após as destinações obrigatórias do lucro líquido, previstas na Lei nº 6.404/76, e as acima previstas, o saldo do lucro líquido não alocado ao pagamento do dividendo mínimo obrigatório ou ao dividendo prioritário das ações preferenciais terá a destinação que lhe der a Assembléia Geral, a qual deverá destiná-lo integralmente.

Art. 38 – Na hipótese dos dividendos serem calculados na forma do item (a) do Artigo 10, o valor correspondente ao dividendo mínimo obrigatório será destinado prioritariamente ao pagamento do dividendo prioritário das ações preferenciais até o limite da preferência; a seguir, serão pagos aos titulares de ações ordinárias até o mesmo limite das ações preferenciais; o saldo, se houver, será rateado por todas as ações, em igualdade de condições.

§ 1º - Os órgãos da administração poderão pagar ou creditar juros sobre o capital próprio nos termos da legislação e regulamentação pertinentes.

§ 2º - Os dividendos não reclamados no prazo de 3 (três) anos reverterão em favor da Companhia.

Art. 39 - A Companhia poderá elaborar balanços semestrais, podendo ainda levantar balanços em períodos menores e declarar por deliberação do Conselho de Administração, dividendos a conta do lucro apurado nesses balanços por conta do total a ser distribuído ao término do respectivo exercício social, observadas as limitações previstas em lei.

CAPÍTULO VII

DA LIQUIDAÇÃO DA COMPANHIA

Art. 40 - A Companhia entrará em liquidação nos casos previstos em lei, ou por deliberação da Assembléia Geral, que estabelecerá a forma da liquidação, elegerá o liquidante e instalará o Conselho Fiscal, para o período da liquidação, elegendo seus membros e fixando-lhes as respectivas remunerações.

CAPÍTULO VIII

DISPOSIÇÕES GERAIS

Art. 41 - A aprovação, pela Companhia, através de seus representantes, de operações de fusão, cisão, incorporação ou dissolução de suas controladas será precedida de análise econômico-financeira por empresa independente, de renome internacional, confirmando estar sendo dado tratamento eqüitativo a todas as sociedades interessadas, cujos acionistas terão amplo acesso ao relatório da citada análise.